UNITED STATES
SECURITIES AND EXCHANGE
 COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2011

CPI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-51928 (Commission File Number)	75-3142681 (I.R.S. Employer Identification No.)
811 Hansen Way, Palo Alto, California 94303 (Address of Principal Executive Offices and Zip Code)
(650) 846-2900 (Registrant’s telephone number, including area code)
Not Applicable (Former name, former address and former fiscal year, if changed since last report)

☐ Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 2, 2011, CPI International, Inc., a Delaware corporation (the “Company”), entered into a Supplemental Indenture dated as of February 2, 2011 (the “FR Supplemental Indenture”), by and among the Company and the FR Trustee (as defined below), to the  Indenture, dated as of February 22, 2005 (the “FR Indenture”), by and among the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as trustee (the “FR Trustee”), relating to the Company’s Floating Rate Senior Notes due 2015 (the “FR Notes”).

Also on February 2, 2011, Communications & Power Industries, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“CPI”), entered into a Third Supplemental Indenture dated as of February 2, 2011 (the “8% Supplemental Indenture,” and together with the FR Supplemental Indenture, the “Supplemental Indentures”), by and among CPI, the guarantors named therein and the 8% Trustee (as defined below), to the Indenture, dated as of January 23, 2004, as supplemented by that certain Supplemental Indenture dated as of October 18, 2004 and that certain Supplemental Indenture dated as of August 24, 2007 (as supplemented, the “8% Indenture,” and together with the FR Indenture, the “Indentures”), by and among CPI, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Western Trust Company), a national banking association, as trustee (the “8% Trustee,” and together with the FR Trustee, the “Trustee”), relating to CPI’s 8% Senior Subordinated Notes due 2012 (the “8% Notes,” and together with the FR Notes, the “Notes”).

The Supplemental Indentures were entered into in connection with the Company’s and CPI’s previously announced cash tender offer and consent solicitation with respect to the Notes commenced on January 13, 2011. The Supplemental Indentures amend the Indentures to, among other things, eliminate most of the restrictive covenants contained in the Indentures and the Notes, certain events of default applicable to the Notes, and certain other provisions contained in each of the Indentures and waive any and all defaults resulting from the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 24, 2010, among the Company, CPI International Acquisition, Inc. (formerly known as Catalyst Holdings, Inc. and referred to as “Acquiror”) and Catalyst Acquisition, Inc., and the related financing transactions by the Company or Acquiror.

Each Supplemental Indenture will become operative following the expiration date of the cash tender offer and consent solicitation only upon the acceptance for purchase of at least a majority in principal amount of the outstanding Notes of the applicable series. The closing of the tender offers and acceptance of the outstanding Notes is subject to a number of conditions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the FR Supplemental Indenture and the 8% Supplemental Indenture, attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

4.1
Supplemental Indenture, dated February 2, 2011, by and among CPI International, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association.

4.2
Third Supplemental Indenture, dated February 2, 2011, by and among Communications & Power Industries, Inc., the Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Western Trust Company), a national banking association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       CPI INTERNATIONAL, INC.

Dated: February 4, 2011	/s/ JOEL A. LITTMAN
Joel A. Littman Chief Financial Officer

EXHIBIT INDEX

4.1
Supplemental Indenture, dated February 2, 2011, by and among CPI International, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association.

4.2
Third Supplemental Indenture, dated February 2, 2011, by and among Communications & Power Industries, Inc., the Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Western Trust Company), a national banking association.